EXHIBIT 99.3

March 30, 2006

PricewaterhouseCoopers LLP
300 Madison Avenue
New York, New York 10017

Dear Sirs:

The undersigned duly authorized representative of A.I. Credit Corp, AICCO Inc. ("AICCO I"), AICCO Inc. ("AICCO II"), Imperial Premium Finance, and Imperial Premium Funding Inc. (collectively, the "Servicers") as Servicers pursuant to Series 2005-1 AICCO Premium Finance Master Trust (the "Trust"), Sale and Servicing Agreement dated November 8, 1999 (the "Sale and Servicing Agreement") by and among the Servicers and JP Morgan Chase, as indenture trustee (the "Trustee"), do hereby certify that the Servicers have complied during the period from November 3, 2005 through December 31, 2005 in all material respects with the following sections of Article 5 of the Trust's Base Indenture (as supplemented by the 2005-1 Series Supplement), and Article III and IV of the Trust's Sale and Servicing Agreement as noted below, subclause (c) of Section
2.01 of the Trust's Sale and Servicing Agreement and subclause (ii)(A) of subsection 2.06(d) of the Trust's Sale and Servicing Agreement (copies of these sections are attached):


Article II (Sale and Servicing Agreement)
-----------------------------------------

|X|      Section 2.01 (c)
|X|      Section 2.06(d)(ii)(A)


Article II (Base Indenture)
---------------------------

|X|      Section 2.20 (Not applicable)


ARTICLE III (SALE AND SERVICING AGREEMENT)
------------------------------------------

|X|      ANY SECTION MARKED AS "RESERVED" IS NOT APPLICABLE
|X|      SECTION 3.01 (A), (C), (D), (E), (F), (G), (H)
|X|      Section 3.02
|X|      Section 3.03 (Not applicable)
|X|      Section 3.04 (b), (c), (d)
|X|      Section 3.05
|X|      Section 3.06
|X|      Section 3.07
|X|      Section 3.08
|X|      Section 3.09

ARTICLE IV (SALE AND SERVICING AGREEMENT)
-----------------------------------------

|X|      ANY SECTION MARKED AS "RESERVED" IS NOT APPLICABLE
|X|      SECTION 4.01
|X|      Section 4.02
|X|      Section 4.03


Article 5 (Base Indenture)
--------------------------

|X|      Section 5.1
|X|      Section 5.2
|X|      Section 5.3
|X|      Section 5.4
|X|      Section 5.5
|X|      Section 5.6
|X|      Section 5.7
|X|      Section 5.8
|X|      Section 5.9


Article 5 (Series Supplement 2005-1)
------------------------------------

|X|      Any Section marked as "Reserved" is not applicable
|X|      Section 5.10
|X|      Section 5.11
|X|      Section 5.12
|X|      Section 5.13
|X|      Section 5.14
|X|      Section 5.15
|X|      Section 5.16
|X|      Section 5.17
|X|      Section 5.18
|X|      Section 5.19
|X|      Section 5.20
|X|      Section 5.21
|X|      Section 5.22
|X|      Section 5.23
|X|      Section 5.24
|X|      Section 5.25
|X|      Section 5.26
|X|      Section 5.27
|X|      Section 5.28
|X|      Section 5.29


          A.I Credit Corp.
          AICCO Inc. I
          AICCO Inc. II
          Imperial Premium Finance Inc.
          Imperial Premium Funding Inc.

By: /S/ JEFFREY LESNOY
    --------------------------------------
    Jeffrey Lesnoy
    Senior Vice President, Controller